UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818-871-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On October 2, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Ixia (the “Company”) approved the Ixia 2014 Senior Officer Bonus Plan (the “Plan”) under which the Company’s executive officers and certain of its senior officers (collectively, the “Eligible Officers”) are eligible to earn cash bonuses based on target bonus opportunities and the degree to which the Company achieves pre-set financial targets for 2014 approved by the Committee. The target bonus opportunities are established as a percentage of an Eligible Officer’s annual base salary. For Errol Ginsberg, the Company’s Chief Innovation Officer, the target bonus opportunity is 100% of his annual base salary for the portion of 2014 during which he served as both Acting Chief Executive Officer and Chief Innovation Officer (i.e., from January 1, 2014 through September 15, 2014) and 70% for the period during which he serves as Chief Innovation Officer only. The percentage is 60% for each of Brent Novak, the Company’s Chief Financial Officer, Alan Grahame, the Company’s Senior Vice President, Worldwide Sales, Ronald W. Buckly, the Company’s Senior Vice President, Corporate Affairs and General Counsel, and Raymond de Graaf, the Company’s Vice President, Operations (collectively with Mr. Ginsberg, the “Named Executive Officers”). Bonus opportunities are prorated if an individual does not serve as an Eligible Officer during all of 2014, provided he or she is serving as an Eligible Officer at December 31, 2014. As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2014, Bethany Mayer, who became the Company’s President and Chief Executive Officer on September 16, 2014, will receive a bonus for 2014 pursuant to the terms of her employment offer letter agreement with the Company and will not participate in the Plan.

Each Eligible Officer is eligible to receive a bonus under the Plan (each, an “Annual Bonus”) equal to his annual base salary as of December 31, 2014 multiplied by (i) the percentage set forth above for such officer and (ii) a percentage that depends on the degree to which the Company achieves consolidated revenue and adjusted operating income goals for 2014 that have been approved by the Committee; provided, however, that Mr. Ginsberg’s bonus opportunity for the portion of 2014 during which he served as both Acting Chief Executive Officer and Chief Innovation Officer will be based on his annual base salary during that period rather than as of December 31, 2014. Eligible Officers will not be entitled to receive an Annual Bonus if the Company’s 2014 consolidated revenue and/or 2014 adjusted operating income are less than the applicable thresholds set forth in the Plan. Each threshold is set at 75% of the applicable target goal.

For purposes of the Plan, “adjusted operating income” means the Company’s operating income from continuing operations calculated on a consolidated basis for the year ending December 31, 2014, after taking into account any bonuses payable under the Plan and under the Company’s 2014 employee bonus plan, and as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, officer severance compensation, impairment charges, acquisition-related amortization and other M&A-related charges or income, costs and expenses incurred in connection with or arising out of any restatement of the Company’s financial statements

(e.g., the costs incurred in connection with the Company’s restatement of certain prior period financial statements in June 2014), costs and expenses incurred in connection with or related to litigation arising outside the Company’s ordinary course of business, extraordinary expenses and similar charges or income.

The Plan also provides that if Annual Bonuses are payable or paid and the Company’s consolidated financial statements for 2014 are restated or the Company announces that such statements will be restated, in either case to reflect a less favorable financial condition or less favorable results of operations than those previously determined and/or reported, the Committee may in its discretion determine not to pay, to delay the payment of, or to recover all or a portion of, any Annual Bonus payable or paid to any Eligible Officer pursuant to the Plan.

If the Company achieves exactly 100% of the target consolidated revenue and adjusted operating income goals that have been established for purposes of the Plan, the Annual Bonuses that could become payable to the Named Executive Officers are approximately as set forth in the following table:

Target Bonuses

Named Executive Officer	Title	Target 2014 Bonus Opportunity(1)
Errol Ginsberg	Chief Innovation Officer	$487,000	(2)
Brent Novak	Chief Financial Officer	152,000	(3)
Alan Grahame	Senior Vice President, Worldwide Sales	213,000
Ronald W. Buckly	Senior Vice President, Corporate Affairs and General Counsel	204,000
Raymond de Graaf	Vice President, Operations	183,000

(1)	These amounts assume that the officer will remain in his current position through December 31, 2014 and that his current annual base salary will remain in effect through that date.
(2)	Mr. Ginsberg’s target bonus opportunity is prorated based on the periods of time during 2014 in which he served as the Company’s (i) Acting Chief Executive Officer and Chief Innovation Officer (for which his target bonus opportunity is based on 100% of his annual base salary during that period) and (ii) Chief Innovation Officer only (for which his target bonus opportunity is based on 70% of his annual base salary during that period).
(3)	For purposes of determining the length of Mr. Novak’s service as Chief Financial Officer during 2014, Mr. Novak will be credited with the period of time during which he served as the Company’s Acting Chief Financial Officer. His target bonus opportunity is prorated accordingly.

If the Company exceeds its target consolidated revenue and adjusted operating income goals, then the Eligible Officers will earn higher Annual Bonuses based on the levels of consolidated revenue and adjusted operating income actually achieved (up to maximum levels that are two times an officer’s target bonus opportunity). The maximum amounts could be payable if the Company exceeds each of its target financial goals by 20% or more.

The maximum Annual Bonuses that could become payable under the Plan to the Named Executive Officers are approximately as set forth in the following table:

Maximum Bonuses

Named Executive Officer	Title	Maximum 2014 Bonus(1)
Errol Ginsberg	Chief Innovation Officer	$974,000	(2)
Brent Novak	Chief Financial Officer	304,000	(3)
Alan Grahame	Senior Vice President, Worldwide Sales	426,000
Ronald W. Buckly	Senior Vice President, Corporate Affairs and General Counsel	408,000
Raymond de Graaf	Vice President, Operations	366,000

(1)	These amounts assume that the officer will remain in his current position through December 31, 2014 and that his current annual base salary will remain in effect through that date.
(2)	Mr. Ginsberg’s maximum bonus opportunity is prorated based on the periods of time during 2014 in which he served as the Company’s (i) Acting Chief Executive Officer and Chief Innovation Officer (for which his maximum bonus opportunity is based on 100% of his annual base salary during that period) and (ii) Chief Innovation Officer only (for which his maximum bonus opportunity is based on 70% of his annual base salary during that period).
(3)	For purposes of determining the length of Mr. Novak’s service as Chief Financial Officer during 2014, Mr. Novak will be credited with the period of time during which he served as the Company’s Acting Chief Financial Officer. His maximum bonus opportunity is prorated accordingly.

All bonus payouts under the Plan are subject to the prior approval of the Committee. In addition to the Annual Bonuses payable under the Plan, additional bonuses may be paid by the Company upon the approval of the Committee in its sole discretion.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan included as Exhibit 10.1 in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia 2014 Senior Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: October 8, 2014	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia 2014 Senior Officer Bonus Plan